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                                                                   Exhibit 8.1

                     [LETTERHEAD OF DEBEVOISE & PLIMPTON]



                                                              March 29, 2000

MetLife, Inc.
One Madison Ave.
New York, NY 10010-3690


                                  MetLife, Inc.
                             MetLife Capital Trust I
                       Registration Statement on Form S-1
                       ----------------------------------


Dear Sirs or Madams:


     We have acted as special counsel to MetLife, Inc., a Delaware corporation (the "Company"), and MetLife Capital Trust I, a Delaware business trust (the "Trust", and together with the Company, the "Registrants") in connection with a Registration Statement on Form S-1 (File No. 333-32074) (the "Registration Statement") filed by the Registrants with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") relating to the issuance of (i) the Company's debentures, (ii) contracts ("Purchase Contracts") to purchase shares of common stock, par value $.01 per share ("Common Stock"), of the Company, (iii) capital securities ("Capital Securities") of the Trust, (iv) equity security units of the Company and


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the Trust which represent ownership of the Purchase Contracts and the Capital
Securities (which initially secure the holders' obligations under the Purchase Contracts), (v) Common Stock (to be issued and sold pursuant to the Purchase Contracts) and (vi) the guarantee of the Company of the Capital Securities.

     In furnishing this opinion, we have participated in the preparation and filing with the Commission under the Act of the Registration Statement and all amendments thereto. In addition, we have relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we confirm that, assuming the transactions described in the Prospectus forming a part of the Registration Statement are consummated and performed in the manner described in the Prospectus, the discussion under the heading "U.S. Federal Income Tax Consequences", except to the extent of statements as to the Company's expectations or determinations, is our opinion.

     Our opinion is based upon the Internal Revenue Code of 1986, as amended, treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "U.S. Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                    Very truly yours,

                                                    /s/ Debevoise & Plimpton